Exhibit 20.1

ARRAN FUNDING LIMITED - SERIES 05-A

FORM OF MONTHLY SERVICER'S REPORT

Bloomberg Ticker Number:                    ARRAN2005

Arran Funding Limited - Series:             05-A

ABS - Credit Card - Bank, Closing Date:     December 15, 2005

As at:                                          August 15, 2006

                          RATING (S&P/Moodys/Fitch)           POOLFACTOR             PAY                     COUPON
TRANCHE     CURRENCY      ORIGINAL         CURRENT       ORIGINAL     CURRENT     FREQUENCY           BASIS            CURRENT
-------------------------------------------------------------------------------------------------------------------------------
Class A        USD      AAA /Aaa/AAA     AAA /Aaa/AAA      100%        100%        Monthly     1 Mth LIBOR + 0.02%     5.38875%
Class B        USD         A/A1/A           A/A1/A         100%        100%        Monthly     1 Mth LIBOR + 0.18%     5.54875%
Class C        USD      BBB/Baa2/NR      BBB/Baa2/NR       100%        100%        Monthly     1 Mth LIBOR + 0.32%     5.68875%

      Scheduled start of Controlled Accumulation Period:      1 June, 2007
      Expected maturity:                                      15 December, 2008
      Legal final maturity:                                   15 December, 2010
      Structure:                                              Sr/sub Seq Pay
      Tax Election:                                           Debt
      Amort. Type:                                            Soft Bullet
      Transferors:                                            The Royal Bank of Scotland plc / National Westminster Bank plc
      Originators:                                            The Royal Bank of Scotland plc / National Westminster Bank plc
      Servicer:                                               RBS Cards, a division of The Royal Bank of Scotland plc
      Trustee:                                                Bank of New York (The)
      Underwriter:                                            The Royal Bank of Scotland plc

Pool Performance

Month end           Gross        Expense    Gross Charge      Excess         Excess         Transferor Interest
                  Yield (%)      Rate (%)   Off Rate (%)    Spread (%)      Spread (%)        %           Min %
                                                                          Roll 1/4 Ave
31 Jul 2006         18.33%        5.30%         6.81%          6.22%          6.54%         39.76%          6%
30 Jun 2006         18.97%        5.82%         6.46%          6.69%          6.44%         40.08%          6%
31 May 2006         19.69%        5.64%         7.35%          6.71%          6.50%         41.07%          6%
30 Apr 2006         16.60%        4.96%         5.72%          5.92%          6.36%         41.51%          6%
31 Mar 2006         20.15%        6.03%         7.25%          6.87%          6.79%         41.18%          6%
28 Feb 2006         16.86%        5.09%         5.48%          6.29%           N/A          43.52%          6%

Delinquencies (Principal receivables which are 30 days or more past due)

                                       (% Pool)
                --------------------------------------------------------
Month end          30-59 days   60-89 days   90-179 days    180+ days      Total
---------          ----------   ----------   -----------    ---------      -----

31 Jul 2006           1.28%        0.96%        2.48%         3.44%        8.16%
30 Jun 2006           1.22%        0.97%        2.45%         3.39%        8.03%
31 May 2006           1.24%        1.01%        2.35%         3.28%        7.88%
30 Apr 2006           1.32%        0.98%        2.30%         3.28%        7.88%
31 Mar 2006           1.25%        0.96%        2.27%         3.17%        7.65%
28 Feb 2006           1.27%        0.92%        2.19%         3.07%        7.46%

Payment Rate

                          Payments                           Pool balance
                     -------------------------------         ------------
Month End            Total ((pound)000)     Rate (%)          (pound)000

31 Jul 2006              1,099,658           22.39%            4,883,405
30 Jun 2006              1,144,949           22.93%            4,911,036
31 May 2006              1,202,916           23.90%            4,992,642
30 Apr 2006                977,762           19.57%            5,033,594
31 Mar 2006              1,302,500           24.99%            4,996,352
28 Feb 2006              1,071,000           20.31%            5,212,805

Average Actual Balance:            (pound)     1,096

Number of Accounts:                        4,456,333

IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's Report as of the 15th day of August, 2006.

The Royal Bank of Scotland plc, as Servicer
By:
Name: Patrick Neville
Title: Director, Finance, Cards Business